UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 21, 2011, our operating partnership, Chesapeake Lodging, L.P., amended the credit agreement by which it has obtained a two year senior secured revolving credit facility with a lending syndicate led by Wells Fargo Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Trust Company Americas, as documentation agent. The Company and certain of its indirect subsidiaries serve as guarantors of borrowings under the credit facility. The amended credit agreement increases the maximum amounts the Company may borrow from $115.0 million to $150.0 million, and also provides for the possibility of further future increases, up to a maximum of $200.0 million, in accordance with the terms of the amended credit agreement.

In addition, the amended credit agreement modified the financial covenants, tested quarterly based on trailing four fiscal quarters of operations, that:

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limit the maximum ratio of our Funded Debt (which term includes, among other items, guarantees and preferred shares subject to mandatory sinking fund, redemption or acceleration provisions as well as obligations for money borrowed) to our EBITDA (calculated as net income before non-controlling interests and preferred share distributions (including deductions for property-level management fees and franchise fees but excluding extraordinary gains or losses and certain nonrecurring items), plus GAAP interest expense, income taxes, depreciation and amortization and other non-cash charges for share-based compensation) to the following:

Fiscal Quarters Ending	Maximum Funded Debt to EBITDA Ratio
June 30, 2010 through June 30, 2011	6.5 to 1.0
September 30, 2011 through March 31, 2012	6.0 to 1.0
Each fiscal quarter thereafter	5.5 to 1.0

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require us to maintain a ratio of Total Indebtedness (which term includes, in addition to obligations in respect of money borrowed and among other items, trade payables more than 60 days old and equipment leases, in each case, representing extensions of credit, capitalized lease obligations, liabilities in respect of off-balance-sheet arrangements, obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of mandatorily redeemable stock, net obligations under derivative contracts, and other debt guaranteed by or recourse to us or by which our properties are subject) to Total Assets (which term limits the value of assets comprising the collateral pool to the lesser of the GAAP book value or the appraised value of each such asset) of not more than 50%, an increase from 45% under the original terms of the credit agreement.

Other terms and conditions of the amended credit agreement remain substantially unchanged from those of the original agreement.

A copy of the Company’s press release announcing this transaction is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press release issued January 24, 2011